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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Optical Process Automation, Inc.'s 2000 Stock Option and Incentive Plan and 2000 Series B Preferred Stock Option Plan of our report dated July 24, 2000, with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation incorporated by reference in its Annual Report (Form 10-K/A) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


                                                  /s/  Ernst & Young LLP


San Jose, California
February 9, 2001